
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The
Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       5,769,914
<RECEIVABLES>                               13,933,322
<SECURITIES-RESALE>                          8,240,000<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         85,794,847<F2>
<PP&E>                                       8,879,613
<TOTAL-ASSETS>                             167,477,107
<SHORT-TERM>                                55,958,913<F3>
<PAYABLES>                                  12,490,153<F4>
<REPOS-SOLD>                                 7,324,000
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 19,189,971<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  48,750,626
<TOTAL-LIABILITY-AND-EQUITY>               167,477,107
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         5,100,178
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               40,795,829<F6>
<FEE-REVENUE>                                9,276,918
<INTEREST-EXPENSE>                           3,325,050
<COMPENSATION>                              30,874,441
<INCOME-PRETAX>                                555,237
<INCOME-PRE-EXTRAORDINARY>                     353,737
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   353,737
<EPS-PRIMARY>                                      .15<F7>
<EPS-DILUTED>                                      .14<F7>

<F1>Short-term investments includes securities purchased under resale agreements as a short-term investment vehicle.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F7>In response to Statement of Financial Accounting Standards #128, earnings per share are being disclosed as basic EPS and diluted EPS.

